WesBanco Announces Second Quarter 2023 Financial Results

Generated solid earnings and loan growth; maintained strong capital levels; stable deposits

Wheeling, WVa. (July 25, 2023) – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three months ended June 30, 2023. Net income available to common shareholders for the second quarter of 2023 was $42.3 million, with diluted earnings per share of $0.71, compared to $40.2 million and $0.67 per diluted share, respectively, for the second quarter of 2022. For the six months ended June 30, 2023, net income was $82.2 million, or $1.38 per diluted share, compared to $81.8 million, or $1.34 per diluted share, for the 2022 period. As noted in the following table, net income available to common shareholders, excluding after-tax restructuring and merger-related expenses, for the six months ended June 30, 2023 was $84.7 million, or $1.43 per diluted share, as compared to $83.1 million, or $1.36 per diluted share, in the prior year period (non-GAAP measures).

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2023		2022		2023		2022
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$42,377	$0.71	$40,258	$0.67	$84,677	$1.43	$83,107	$1.36
Less: After tax restructuring and merger-related expenses	(28)	-	(41)	-	(2,519)	(0.05)	(1,300)	(0.02)
Net income available to common shareholders (GAAP)	$42,349	$0.71	$40,217	$0.67	$82,158	$1.38	$81,807	$1.34
(1) See non-GAAP financial measures for additional information relating to these items.

Financial and operational highlights during the quarter ended June 30, 2023:

•
Generated solid growth in pre-tax, pre-provision income (excluding restructuring and merger-related expenses) of 9.2% year-over-year (non-GAAP)
•
Total loan growth was 9.0% year-over-year and 8.0% annualized (when compared to December 31, 2022), reflecting the strength of our markets and lending teams
•
Both period-end and average total deposits were flat compared to the quarter ending March 31, 2023, reflecting deposit gathering and retention efforts across retail and business customers
o
Average loans to average deposits were 85.4%
•
Key credit quality metrics such as non-performing assets, total past due loans, and net loan charge-offs, as percentages of total portfolio loans, have remained at low levels and favorable to peer bank averages, those with total assets between $10 billion and $25 billion (based upon the prior four quarters)
•
Expanded Tennessee presence with the hiring of a team of commercial and industrial lenders in Chattanooga
•
WesBanco remains well-capitalized with solid liquidity and a strong balance sheet with capacity to fund loan growth

“Our second quarter results demonstrate the continued strength of our franchise and successful execution of our strategic initiatives. We delivered solid earnings and loan growth, and focused on maintaining our net interest margin,” said Todd Clossin, President and Chief Executive Officer of WesBanco. “As I close my tenure as CEO, I believe WesBanco is well-positioned for ongoing success with strong market positions, diversified revenue generation capabilities, and distinct long-term advantages. I am confident these will be the foundation for further growth and expansion through our incoming CEO Jeff Jackson’s strategic vision and leadership.”

Jeffrey H. Jackson, Senior Executive Vice President and Chief Operating Officer added, “Our solid earnings growth during the second quarter was supported by year-to-date annualized loan growth of 8 percent. This loan growth was driven by our strong markets and lending teams and underpinned by our strategic loan production office and lender hiring initiatives. Additionally, our commercial and retail teams concerted efforts enabled us to maintain deposit levels despite industry headwinds. We remain focused on disciplined expense management while making appropriate investments that ensure a safe and sound financial institution with attractive long-term growth prospects. As I assume the CEO role on August 1st, I look forward to building on the impressive foundation Todd and the team have established to deliver continued growth and success for our customers, shareholders, and employees.”

Confidential Draft

Balance Sheet

Loan growth for the second quarter of 2023 continues to reflect strong performance by our commercial and consumer lending teams. As of June 30, 2023, total portfolio loans were $11.1 billion, which increased 9.0% year-over-year driven by strong growth across all markets and the closing of loans from the commercial pipeline, which totaled $0.7 billion at June 30, 2023. Reflecting our strategic loan production office and lender hiring initiatives, commercial and industrial loans of $1.6 billion, as of June 30, 2023, increased 10.2% annualized quarter-over-quarter.

Total deposits, as of June 30, 2023, were $12.9 billion, consistent with the level reported at March 31, 2023, reflecting the benefit of deposit gathering and retention efforts by our retail and commercial teams. In addition, brokered deposits increased $60 million sequentially. On a year-over-year basis, the decrease in total deposits reflects the impact of interest rate and inflationary pressures and rising costs across the economy, combined with Federal Reserve’s tightening actions to control inflation, which has resulted in industry-wide deposit contraction. While there has been some mix shift in the composition of total deposits, total demand deposits continue to represent 59% of total deposits, with the non-interest bearing component representing 33%, which is consistent with the percentage range since early 2020.

Credit Quality

As of June 30, 2023, total loans past due, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained low, from a historical perspective, and within a consistent range throughout the last five quarters. Total loans past due as a percent of the loan portfolio decreased 19 basis points from the prior year, while criticized and classified loans as a percent of the loan portfolio decreased 146 basis points to 1.68%. During the second quarter of 2023, we recorded a provision for credit losses of $3.0 million, as compared to a release of provision in the prior year period of $0.8 million. The current recorded provision was primarily driven by loan growth and adjustments in regional macroeconomic factors and loan concentrations. The allowance for credit losses to total portfolio loans at June 30, 2023 was $120.2 million, or 1.08% of total loans. Excluded from the allowance for credit losses and related coverage ratio are fair market value adjustments on previously acquired loans representing 0.14% of total loans.

Net Interest Margin and Income

The net interest margin of 3.18% for the second quarter of 2023 increased 15 basis points year-over-year, which reflects the 500 basis point increase in the federal fund rate since March 2022, and the subsequent increase in funding costs, as well as the deployment of excess cash into higher-yielding loans. The net interest margin decreased 18 basis points from the first quarter of 2023 primarily due to higher funding costs from increasing deposit costs and higher cost wholesale borrowings to support loan growth. Total deposit funding costs of 157 basis points for the second quarter of 2023 increased 144 basis points year-over-year and 57 quarter-over-quarter. When including non-interest deposits, total deposit funding costs were 103 basis points, up 94 basis points year-over-year and 38 basis points sequentially. Accretion from acquisitions benefited the second quarter net interest margin by 3 basis points, as compared to 6 basis points in the prior year period.

Net interest income of $121.6 million increased $9.3 million, or 8.3%, during the second quarter of 2023, as compared to the same quarter of 2022, reflecting loan growth and the impact of rising rates on loan and securities yields and funding costs. For the six months ended June 30, 2023, net interest income of $245.9 million increased $26.0 million, or 11.8%, primarily due to the reasons discussed for the three-month period comparison.

Non-Interest Income

For the second quarter of 2023, non-interest income of $31.8 million increased $4.9 million, or 18.0%, from the second quarter of 2022, driven primarily by higher commercial swap fees, as well as, net gains on other assets and net securities gains, both of which reported losses in the prior year period. New commercial swap fees, which are recorded in other income, increased $1.6 million from the prior year period to $2.4 million, while associated fair market value adjustments totaled $0.2 million during the second quarter, as compared to $1.1 million last year. Net gains on other assets of $0.9 million increased $2.2 million year-over-year primarily due to a $1.1 million recovery of an asset previously written-off, as well as, a net loss on other assets of $1.3 million in the prior year period from the change in the fair value of an underlying equity investment, which was subsequently sold. Net securities gains of $0.2 million increased $1.4 million year-over-year due to market fluctuations from equity securities in the deferred compensation plan.

Primarily reflecting the items discussed above, as well as lower mortgage banking and bank-owned life insurance income, non-interest income, for the six months ended June 30, 2023, of $59.5 million increased $2.1 million, or 3.7%. Mortgage banking income decreased $2.2 million from the prior year to $1.0 million due to a reduction in residential mortgage originations, primarily driven by the higher interest rate environment. Bank-owned life insurance of $5.1 million decreased $1.1 million year-over-year due to higher death benefits during 2022.

Non-Interest Expense

Excluding restructuring and merger-related expenses, non-interest expense for the three months ended June 30, 2023 totaled $96.4 million, reflecting increased salaries and wages, benefits, FDIC insurance, and equipment and software expense. Salaries and wages increased $3.3 million, or 7.9%, compared to the prior year period due to higher salary expense related to higher staffing levels, mainly

Confidential Draft

revenue-producing positions, and merit increases. Employee benefits increased $2.8 million from last year due to a $1.2 million credit in the prior year period related to the deferred compensation plan, higher staffing levels, and higher health insurance contributions. Equipment and software expense increased $1.1 million due to the planned upgrade to one-third of our ATM fleet with the latest technology and general inflationary cost increases for existing service agreements. FDIC insurance expense increased $0.9 million year-over-year due to increase in the minimum rate for all banks.

Excluding restructuring and merger-related expenses, non-interest expense during the first half of 2023 of $189.4 million increased $16.4 million, or 9.5%, compared to the prior year period, due primarily to higher salaries and wages, employee benefits, FDIC insurance, and equipment and software expense as described above.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. At June 30, 2023, Tier I leverage was 9.78%, Tier I risk-based capital ratio was 12.12%, common equity Tier 1 capital ratio (“CET 1”) was 11.03%, and total risk-based capital was 14.83%. In addition, the tangible common equity to tangible assets ratio was 7.35%.

During the second quarter, WesBanco repurchased 0.1 million shares of its outstanding common stock on the open market at a total cost of $2.2 million, or $22.02 per share. As of June 30, 2023, approximately 1.0 million shares remained for repurchase under the existing share repurchase authorization that was approved on February 24, 2022, by WesBanco’s Board of Directors.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the second quarter of 2023 at 10:00 a.m. ET on Wednesday, July 26, 2023. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 2737150. The replay will begin at approximately 12:00 p.m. ET on July 26, 2023 and end at 12 a.m. ET on August 9, 2023. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2022 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarter ended March 31, 2023, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures

Confidential Draft

enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

Founded in 1870, Wesbanco, Inc. is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel. Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share. The company’s banking subsidiary, Wesbanco Bank, Inc., operates more than 190 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia. Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively. In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, the company provides trust, wealth management, securities brokerage, and private banking services through its century-old Trust and Investment Services department, with approximately $5.1 billion of assets under management (as of June 30, 2023). The company also offers insurance and brokerage services through its affiliates and subsidiaries. Learn more at www.wesbanco.com and follow us on Facebook, LinkedIn and Twitter.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor Relations

304-905-7021

###

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Six Months Ended
STATEMENT OF INCOME	June 30,			June 30,
	2023	2022	% Change	2023	2022	% Change
Interest and dividend income
Loans, including fees	$145,741	$96,412	51.2	$279,147	$189,532	47.3
Interest and dividends on securities:
Taxable	18,483	15,825	16.8	37,569	29,937	25.5
Tax-exempt	4,723	4,706	0.4	9,513	9,049	5.1
Total interest and dividends on securities	23,206	20,531	13.0	47,082	38,986	20.8
Other interest income	7,108	1,504	372.6	10,380	2,103	393.6
Total interest and dividend income	176,055	118,447	48.6	336,609	230,621	46.0
Interest expense
Interest bearing demand deposits	17,203	1,153	NM	28,309	1,965	NM
Money market deposits	7,220	383	NM	11,472	704	NM
Savings deposits	5,860	330	NM	9,860	595	NM
Certificates of deposit	2,906	1,116	160.4	4,109	2,389	72.0
Total interest expense on deposits	33,189	2,982	NM	53,750	5,653	850.8
Federal Home Loan Bank borrowings	16,713	411	NM	28,013	986	NM
Other short-term borrowings	492	48	925.0	909	96	846.9
Subordinated debt and junior subordinated debt	4,094	2,778	47.4	8,039	3,948	103.6
Total interest expense	54,488	6,219	776.2	90,711	10,683	749.1
Net interest income	121,567	112,228	8.3	245,898	219,938	11.8
Provision for credit losses	3,028	(812)	472.9	6,605	(4,250)	255.4
Net interest income after provision for credit losses	118,539	113,040	4.9	239,293	224,188	6.7
Non-interest income
Trust fees	6,918	6,527	6.0	14,412	14,362	0.3
Service charges on deposits	6,232	6,487	(3.9)	12,401	12,577	(1.4)
Electronic banking fees	5,010	5,154	(2.8)	9,615	10,499	(8.4)
Net securities brokerage revenue	2,523	2,258	11.7	5,098	4,478	13.8
Bank-owned life insurance	3,189	2,384	33.8	5,149	6,264	(17.8)
Mortgage banking income	601	1,328	(54.7)	1,027	3,251	(68.4)
Net securities gains/(losses)	205	(1,183)	117.3	350	(1,832)	119.1
Net gain/(loss) on other real estate owned and other assets	871	(1,302)	166.9	1,104	(2,108)	152.4
Other income	6,292	5,330	18.0	10,337	9,874	4.7
Total non-interest income	31,841	26,983	18.0	59,493	57,365	3.7
Non-interest expense
Salaries and wages	44,471	41,213	7.9	86,422	80,150	7.8
Employee benefits	11,511	8,722	32.0	23,570	17,880	31.8
Net occupancy	6,132	6,119	0.2	12,775	13,354	(4.3)
Equipment and software	8,823	7,702	14.6	17,885	15,713	13.8
Marketing	2,763	2,749	0.5	5,088	5,170	(1.6)
FDIC insurance	2,871	1,937	48.2	5,755	3,459	66.4
Amortization of intangible assets	2,282	2,579	(11.5)	4,583	5,178	(11.5)
Restructuring and merger-related expense	35	52	(32.7)	3,188	1,646	93.7
Other operating expenses	17,549	15,946	10.1	33,294	32,019	4.0
Total non-interest expense	96,437	87,019	10.8	192,560	174,569	10.3
Income before provision for income taxes	53,943	53,004	1.8	106,226	106,984	(0.7)
Provision for income taxes	9,063	10,256	(11.6)	19,005	20,114	(5.5)
Net Income	44,880	42,748	5.0	87,221	86,870	0.4
Preferred stock dividends	2,531	2,531	-	5,063	5,063	-
Net income available to common shareholders	$42,349	$40,217	5.3	$82,158	$81,807	0.4

Taxable equivalent net interest income	$122,822	$113,479	8.2	$248,427	$222,343	11.7

Per common share data
Net income per common share - basic	$0.71	$0.67	6.0	$1.39	$1.35	3.0
Net income per common share - diluted	0.71	0.67	6.0	1.38	1.34	3.0
Net income per common share - diluted, excluding certain items (1)(2)	0.71	0.67	6.0	1.43	1.36	5.1
Dividends declared	0.35	0.34	2.9	0.70	0.68	2.9
Book value (period end)	39.10	38.92	0.5	39.10	38.92	0.5
Tangible book value (period end) (1)	20.08	19.89	1.0	20.08	19.89	1.0
Average common shares outstanding - basic	59,263,949	60,036,103	(1.3)	59,240,958	60,736,858	(2.5)
Average common shares outstanding - diluted	59,385,847	60,185,207	(1.3)	59,389,314	60,899,270	(2.5)
Period end common shares outstanding	59,355,062	59,698,788	(0.6)	59,355,062	59,698,788	(0.6)
Period end preferred shares outstanding	150,000	150,000	-	150,000	150,000	-

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.
NM - Not Meaningful

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios
	For the Six Months Ended
	June 30,
	2023	2022	% Change
Return on average assets	0.97%	0.97%	-%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	1.00	0.99	1.01
Return on average equity	6.69	6.39	4.69
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	6.90	6.49	6.32
Return on average tangible equity (1)	12.86	12.00	7.17
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	13.23	12.18	8.62
Return on average tangible common equity (1)	14.40	13.33	8.03
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	14.82	13.53	9.53
Yield on earning assets (2)	4.46	3.14	42.04
Cost of interest bearing liabilities	1.84	0.23	700.00
Net interest spread (2)	2.62	2.91	(9.97)
Net interest margin (2)	3.27	2.99	9.36
Efficiency (1) (2)	61.50	61.82	(0.52)
Average loans to average deposits	84.46	71.71	17.78
Annualized net loan charge-offs/average loans	0.05	0.00	100.00
Effective income tax rate	17.89	18.80	(4.84)

	For the Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2023	2023	2022	2022	2022
Return on average assets	0.98%	0.95%	1.18%	1.19%	0.95%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	0.98	1.01	1.18	1.19	0.95
Return on average equity	6.81	6.57	8.18	8.05	6.43
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	6.82	6.98	8.18	8.06	6.43
Return on average tangible equity (1)	12.98	12.72	16.05	15.39	12.35
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	12.99	13.48	16.05	15.41	12.36
Return on average tangible common equity (1)	14.52	14.28	18.09	17.23	13.80
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	14.53	15.13	18.10	17.25	13.82
Yield on earning assets (2)	4.59	4.32	4.00	3.59	3.20
Cost of interest bearing liabilities	2.15	1.52	0.82	0.41	0.26
Net interest spread (2)	2.44	2.80	3.18	3.18	2.94
Net interest margin (2)	3.18	3.36	3.49	3.33	3.03
Efficiency (1) (2)	62.33	60.66	56.91	58.13	61.91
Average loans to average deposits	85.44	83.46	78.43	75.01	72.36
Annualized net loan charge-offs and recoveries /average loans	0.02	0.07	0.02	0.04	0.00
Effective income tax rate	16.80	19.02	18.51	18.85	19.35
Trust assets, market value at period end	$5,127,265	$5,026,631	$4,878,479	$4,622,878	$4,803,043

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	June 30,			December 31,	December 31, 2022
Balance sheets	2023	2022	% Change	2022	to June 30, 2023
Assets
Cash and due from banks	$178,057	$186,534	(4.5)	$166,182	7.1
Due from banks - interest bearing	384,261	263,475	45.8	242,229	58.6
Securities:
Equity securities, at fair value	11,948	11,413	4.7	11,506	3.8
Available-for-sale debt securities, at fair value	2,329,222	2,884,651	(19.3)	2,529,140	(7.9)
Held-to-maturity debt securities (fair values of $1,072,229; $1,153,594 and $1,084,390, respectively)	1,224,470	1,281,295	(4.4)	1,248,629	(1.9)
Allowance for credit losses - held-to-maturity debt securities	(193)	(265)	27.2	(220)	12.3
Net held-to-maturity debt securities	1,224,277	1,281,030	(4.4)	1,248,409	(1.9)
Total securities	3,565,447	4,177,094	(14.6)	3,789,055	(5.9)
Loans held for sale	28,970	17,560	65.0	8,249	251.2
Portfolio loans:
Commercial real estate	6,295,467	5,852,564	7.6	6,061,344	3.9
Commercial and industrial	1,558,491	1,549,768	0.6	1,579,395	(1.3)
Residential real estate	2,341,928	1,907,875	22.8	2,140,584	9.4
Home equity	701,824	597,845	17.4	695,065	1.0
Consumer	232,254	300,637	(22.7)	226,340	2.6
Total portfolio loans, net of unearned income	11,129,964	10,208,689	9.0	10,702,728	4.0
Allowance for credit losses - loans	(120,166)	(117,403)	(2.4)	(117,790)	(2.0)
Net portfolio loans	11,009,798	10,091,286	9.1	10,584,938	4.0
Premises and equipment, net	219,934	216,293	1.7	220,892	(0.4)
Accrued interest receivable	69,773	61,918	12.7	68,522	1.8
Goodwill and other intangible assets, net	1,136,773	1,146,456	(0.8)	1,141,355	(0.4)
Bank-owned life insurance	355,204	348,807	1.8	352,361	0.8
Other assets	408,737	290,201	40.8	358,122	14.1
Total Assets	$17,356,954	$16,799,624	3.3	$16,931,905	2.5
Liabilities
Deposits:
Non-interest bearing demand	$4,286,235	$4,738,830	(9.6)	$4,700,438	(8.8)
Interest bearing demand	3,273,745	3,258,871	0.5	3,119,807	4.9
Money market	1,685,667	1,770,859	(4.8)	1,684,023	0.1
Savings deposits	2,655,680	2,695,437	(1.5)	2,741,004	(3.1)
Certificates of deposit	960,107	1,105,305	(13.1)	885,818	8.4
Total deposits	12,861,434	13,569,302	(5.2)	13,131,090	(2.1)
Federal Home Loan Bank borrowings	1,380,000	122,650	NM	705,000	95.7
Other short-term borrowings	101,286	147,964	(31.5)	135,069	(25.0)
Subordinated debt and junior subordinated debt	281,854	280,910	0.3	281,404	0.2
Total borrowings	1,763,140	551,524	219.7	1,121,473	57.2
Accrued interest payable	8,869	2,815	215.1	4,593	93.1
Other liabilities	258,513	208,032	24.3	248,087	4.2
Total Liabilities	14,891,956	14,331,673	3.9	14,505,243	2.7
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 shares issued; 59,355,062, 59,698,788 and 59,198,963 shares outstanding respectively	141,834	141,834	-	141,834	-
Capital surplus	1,630,963	1,632,617	(0.1)	1,635,877	(0.3)
Retained earnings	1,118,135	1,018,209	9.8	1,077,675	3.8
Treasury stock (8,726,244, 8,382,518 and 8,882,343 - at cost, respectively)	(303,770)	(291,337)	(4.3)	(308,964)	1.7
Accumulated other comprehensive loss	(264,627)	(176,061)	(50.3)	(262,416)	(0.8)
Deferred benefits for directors	(2,021)	(1,795)	(12.6)	(1,828)	(10.6)
Total Shareholders' Equity	2,464,998	2,467,951	(0.1)	2,426,662	1.6
Total Liabilities and Shareholders' Equity	$17,356,954	$16,799,624	3.3	$16,931,905	2.5

NM = Not Meaningful

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)

	June 30,	March 31,
Balance sheets	2023	2023	% Change
Assets
Cash and due from banks	$178,057	$152,756	16.6
Due from banks - interest bearing	384,261	444,747	(13.6)
Securities:
Equity securities, at fair value	11,948	11,843	0.9
Available-for-sale debt securities, at fair value	2,329,222	2,465,996	(5.5)
Held-to-maturity (fair values of $1,072,229; and $1,107,685, respectively)	1,224,470	1,239,247	(1.2)
Allowance for credit losses - held-to-maturity debt securities	(193)	(212)	9.0
Net held-to-maturity debt securities	1,224,277	1,239,035	(1.2)
Total securities	3,565,447	3,716,874	(4.1)
Loans held for sale	28,970	12,722	127.7
Portfolio loans:
Commercial real estate	6,295,467	6,197,844	1.6
Commercial and industrial	1,558,491	1,519,808	2.5
Residential real estate	2,341,928	2,251,423	4.0
Home equity	701,824	692,001	1.4
Consumer	232,254	227,612	2.0
Total portfolio loans, net of unearned income	11,129,964	10,888,688	2.2
Allowance for credit losses - loans	(120,166)	(118,698)	(1.2)
Net portfolio loans	11,009,798	10,769,990	2.2
Premises and equipment, net	219,934	224,940	(2.2)
Accrued interest receivable	69,773	69,232	0.8
Goodwill and other intangible assets, net	1,136,773	1,139,054	(0.2)
Bank-owned life insurance	355,204	354,320	0.2
Other assets	408,737	389,991	4.8
Total Assets	$17,356,954	$17,274,626	0.5
Liabilities
Deposits:
Non-interest bearing demand	$4,286,235	$4,478,954	(4.3)
Interest bearing demand	3,273,745	3,107,112	5.4
Money market	1,685,667	1,618,204	4.2
Savings deposits	2,655,680	2,784,780	(4.6)
Certificates of deposit	960,107	884,146	8.6
Total deposits	12,861,434	12,873,196	(0.1)
Federal Home Loan Bank borrowings	1,380,000	1,280,000	7.8
Other short-term borrowings	101,286	111,176	(8.9)
Subordinated debt and junior subordinated debt	281,854	281,629	0.1
Total borrowings	1,763,140	1,672,805	5.4
Accrued interest payable	8,869	7,669	15.6
Other liabilities	258,513	245,499	5.3
Total Liabilities	14,891,956	14,799,169	0.6
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 shares issued; 59,335,062 and 59,246,569 shares outstanding, respectively	141,834	141,834	-
Capital surplus	1,630,963	1,636,061	(0.3)
Retained earnings	1,118,135	1,096,924	1.9
Treasury stock (8,726,244 and 8,834,737 shares - at cost)	(303,770)	(307,507)	1.2
Accumulated other comprehensive loss	(264,627)	(234,399)	(12.9)
Deferred benefits for directors	(2,021)	(1,940)	(4.2)
Total Shareholders' Equity	2,464,998	2,475,457	(0.4)
Total Liabilities and Shareholders' Equity	$17,356,954	$17,274,626	0.5

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2023		2022		2023		2022
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$438,604	5.71%	$744,261	0.74%	$359,466	5.16%	$951,588	0.39%
Loans, net of unearned income (1)	11,009,093	5.31	9,932,744	3.89	10,880,328	5.17	9,823,024	3.89
Securities: (2)
Taxable	3,198,838	2.32	3,532,624	1.80	3,250,174	2.33	3,433,551	1.76
Tax-exempt (3)	786,128	3.05	792,878	3.01	793,425	3.06	761,304	3.03
Total securities	3,984,966	2.46	4,325,502	2.02	4,043,599	2.47	4,194,855	1.99
Other earning assets	61,613	5.64	13,296	3.82	53,789	4.44	14,365	3.81
Total earning assets (3)	15,494,276	4.59%	15,015,803	3.20%	15,337,182	4.46%	14,983,832	3.14%
Other assets	1,800,070		1,955,649		1,796,162		1,998,126
Total Assets	$17,294,346		$16,971,452		$17,133,344		$16,981,958

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$3,228,799	2.14%	$3,380,684	0.14%	$3,129,921	1.82%	$3,392,029	0.12%
Money market accounts	1,635,939	1.77	1,770,342	0.09	1,634,347	1.42	1,788,430	0.08
Savings deposits	2,729,210	0.86	2,700,642	0.05	2,751,850	0.72	2,664,005	0.05
Certificates of deposit	912,144	1.28	1,162,392	0.39	887,560	0.93	1,208,243	0.40
Total interest bearing deposits	8,506,092	1.57	9,014,060	0.13	8,403,678	1.29	9,052,707	0.13
Federal Home Loan Bank borrowings	1,288,242	5.20	123,474	1.34	1,130,000	5.00	151,593	1.31
Repurchase agreements	105,266	1.87	146,119	0.13	118,155	1.55	151,115	0.13
Subordinated debt and junior subordinated debt	281,715	5.83	280,962	3.97	281,600	5.76	214,704	3.71
Total interest bearing liabilities (4)	10,181,315	2.15%	9,564,615	0.26%	9,933,433	1.84%	9,570,119	0.23%
Non-interest bearing demand deposits	4,379,345		4,712,466		4,479,200		4,644,982
Other liabilities	240,590		184,932		245,033		184,600
Shareholders' equity	2,493,096		2,509,439		2,475,678		2,582,257
Total Liabilities and Shareholders' Equity	$17,294,346		$16,971,452		$17,133,344		$16,981,958
Taxable equivalent net interest spread		2.44%		2.94%		2.62%		2.91%
Taxable equivalent net interest margin		3.18%		3.03%		3.27%		2.99%

(1) Gross of allowance for credit losses and net of unearned income. Includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $0.7 million and $2.5 million for the three months ended June 30, 2023 and 2022, respectively, and were $1.1 million and $6.6 million for the six months ended June 30, 2023 and 2022. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $1.2 million and $1.9 million for the three months ended June 30, 2023 and 2022, respectively, and $2.5 million and $4.5 million for the six months ended June 30, 2023 and 2022, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $0.1 million and $0.3 million for the three months ended June 30, 2023 and 2022, respectively, and $0.3 million and $0.7 million for the six months ended June 30, 2023 and 2022, respectively.

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Statement of Income	2023	2023	2022	2022	2022
Interest and dividend income
Loans, including fees	$145,741	$133,406	$123,307	$109,562	$96,412
Interest and dividends on securities:
Taxable	18,483	19,086	18,655	17,531	15,825
Tax-exempt	4,723	4,790	4,853	4,916	4,706
Total interest and dividends on securities	23,206	23,876	23,508	22,447	20,531
Other interest income	7,108	3,273	2,103	2,108	1,504
Total interest and dividend income	176,055	160,555	148,918	134,117	118,447
Interest expense
Interest bearing demand deposits	17,203	11,106	7,264	2,953	1,153
Money market deposits	7,220	4,252	1,890	968	383
Savings deposits	5,860	4,000	2,454	1,067	330
Certificates of deposit	2,906	1,203	742	958	1,116
Total interest expense on deposits	33,189	20,561	12,350	5,946	2,982
Federal Home Loan Bank borrowings	16,713	11,300	2,634	348	411
Other short-term borrowings	492	418	324	147	48
Subordinated debt and junior subordinated debt	4,094	3,944	3,736	3,175	2,778
Total interest expense	54,488	36,223	19,044	9,616	6,219
Net interest income	121,567	124,332	129,874	124,501	112,228
Provision for credit losses	3,028	3,577	3,123	(535)	(812)
Net interest income after provision for credit losses	118,539	120,755	126,751	125,036	113,040
Non-interest income
Trust fees	6,918	7,494	6,672	6,517	6,527
Service charges on deposits	6,232	6,170	6,762	6,942	6,487
Electronic banking fees	5,010	4,605	4,695	4,808	5,154
Net securities brokerage revenue	2,523	2,576	2,556	2,491	2,258
Bank-owned life insurance	3,189	1,959	2,464	1,999	2,384
Mortgage banking income	601	426	621	1,257	1,328
Net securities gains/(losses)	205	145	(600)	656	(1,183)
Net gain/(loss) on other real estate owned and other assets	871	232	550	2,040	(1,302)
Other income	6,292	4,046	4,050	5,546	5,330
Total non-interest income	31,841	27,653	27,770	32,256	26,983
Non-interest expense
Salaries and wages	44,471	41,952	42,606	44,271	41,213
Employee benefits	11,511	12,060	9,198	10,693	8,722
Net occupancy	6,132	6,643	6,262	6,489	6,119
Equipment and software	8,823	9,063	8,712	8,083	7,702
Marketing	2,763	2,325	1,788	2,377	2,749
FDIC insurance	2,871	2,884	2,051	2,391	1,937
Amortization of intangible assets	2,282	2,301	2,541	2,560	2,579
Restructuring and merger-related expense	35	3,153	11	66	52
Other operating expenses	17,549	15,744	17,286	15,011	15,946
Total non-interest expense	96,437	96,125	90,455	91,941	87,019
Income before provision for income taxes	53,943	52,283	64,066	65,351	53,004
Provision for income taxes	9,063	9,942	11,856	12,318	10,256
Net Income	44,880	42,341	52,210	53,033	42,748
Preferred stock dividends	2,531	2,531	2,531	2,531	2,531
Net income available to common shareholders	$42,349	$39,810	$49,679	$50,502	$40,217

Taxable equivalent net interest income	$122,822	$125,605	$131,164	$125,808	$113,479

Per common share data
Net income per common share - basic	$0.71	$0.67	$0.84	$0.85	$0.67
Net income per common share - diluted	0.71	0.67	0.84	0.85	0.67
Net income per common share - diluted, excluding certain items (1)(2)	0.71	0.71	0.84	0.85	0.67
Dividends declared	0.35	0.35	0.35	0.34	0.34
Book value (period end)	39.10	39.34	38.55	37.96	38.92
Tangible book value (period end) (1)	20.08	20.27	19.43	18.84	19.89
Average common shares outstanding - basic	59,263,949	59,217,711	59,188,238	59,549,244	60,036,103
Average common shares outstanding - diluted	59,385,847	59,375,053	59,374,204	59,697,676	60,185,207
Period end common shares outstanding	59,355,062	59,246,569	59,198,963	59,304,505	59,698,788
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	150,000
Full time equivalent employees	2,542	2,501	2,495	2,480	2,509

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
Asset quality data	2023		2023		2022		2022		2022
Non-performing assets:
Troubled debt restructurings - accruing	$-		$-		$3,230		$4,583		$3,579
Non-accrual loans:
Troubled debt restructurings	-		-		1,711		1,756		2,120
Other non-accrual loans	31,555		39,216		36,474		26,428		29,594
Total non-accrual loans	31,555		39,216		38,185		28,184		31,714
Total non-performing loans	31,555		39,216		41,415		32,767		35,293
Other real estate and repossessed assets	1,432		1,554		1,486		1,595		31
Total non-performing assets	$32,987		$40,770		$42,901		$34,362		$35,324

Past due loans (1):
Loans past due 30-89 days	$18,348		$12,920		$15,439		$21,836		$31,388
Loans past due 90 days or more	5,147		4,570		5,443		24,311		9,560
Total past due loans	$23,495		$17,490		$20,882		$46,147		$40,948

Criticized and classified loans (2):
Criticized loans	$119,771		$116,608		$147,945		$163,176		$193,871
Classified loans	67,036		57,222		102,555		86,861		126,257
Total criticized and classified loans	$186,807		$173,830		$250,500		$250,037		$320,128

Loans past due 30-89 days / total portfolio loans (3)	0.16%		0.12%		0.14%		0.21%		0.31%
Loans past due 90 days or more / total portfolio loans	0.05		0.04		0.05		0.24		0.09
Non-performing loans / total portfolio loans	0.28		0.36		0.39		0.32		0.35
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.30		0.37		0.40		0.33		0.35
Non-performing assets / total assets	0.19		0.24		0.25		0.21		0.21
Criticized and classified loans / total portfolio loans	1.68		1.60		2.34		2.43		3.14

Allowance for credit losses
Allowance for credit losses - loans	$120,166		$118,698		$117,790		$114,584		$117,403
Allowance for credit losses - loan commitments	10,124		9,127		8,368		8,938		7,718
Provision for credit losses	3,028		3,577		3,123		(535)		(812)
Net loan and deposit account overdraft charge-offs and recoveries	581		1,919		493		1,102		2
Annualized net loan charge-offs and recoveries / average loans	0.02%		0.07%		0.02%		0.04%		0.00%
Allowance for credit losses - loans / total portfolio loans	1.08%		1.09%		1.10%		1.11%		1.15%
Allowance for credit losses - loans / non-performing loans	3.81	x	3.03	x	2.84	x	3.50	x	3.33	x
Allowance for credit losses - loans / non-performing loans and loans past due	2.18	x	2.09	x	1.89	x	1.45	x	1.54	x

	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
	2023		2023		2022		2022		2022
Capital ratios
Tier I leverage capital	9.78%		9.82%		9.90%		9.68%		9.51%
Tier I risk-based capital	12.12		12.22		12.33		12.51		12.49
Total risk-based capital	14.83		14.97		15.11		15.37		15.40
Common equity tier 1 capital ratio (CET 1)	11.03		11.11		11.20		11.35		11.31
Average shareholders' equity to average assets	14.42		14.48		14.45		14.75		14.79
Tangible equity to tangible assets (4)	8.24		8.33		8.19		8.16		8.50
Tangible common equity to tangible assets (4)	7.35		7.44		7.28		7.22		7.58

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

Confidential Draft

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2023	2023	2022	2022	2022	2023	2022
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$42,349	$39,810	$49,679	$50,502	$40,217	$82,158	$81,807
Plus: after-tax restructuring and merger-related expenses (1)	28	2,491	9	52	41	2,519	1,300
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	42,377	42,301	49,688	50,554	40,258	84,677	83,107

Average total assets	$17,294,346	$16,970,554	$16,685,930	$16,871,655	$16,971,452	$17,133,344	$16,981,958

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	0.98%	1.01%	1.18%	1.19%	0.95%	1.00%	0.99%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$42,349	$39,810	$49,679	$50,502	$40,217	$82,158	$81,807
Plus: after-tax restructuring and merger-related expenses (1)	28	2,491	9	52	41	2,519	1,300
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	42,377	42,301	49,688	50,554	40,258	84,677	83,107

Average total shareholders' equity	2,493,096	2,458,067	2,410,761	2,488,938	2,509,439	2,475,678	2,582,257

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	6.82%	6.98%	8.18%	8.06%	6.43%	6.90%	6.49%

Return on average tangible equity:
Net income available to common shareholders	$42,349	$39,810	$49,679	$50,502	$40,217	$82,158	$81,807
Plus: amortization of intangibles (1)	1,803	1,818	2,007	2,022	2,037	3,621	4,091
Net income available to common shareholders before amortization of intangibles	44,152	41,628	51,686	52,524	42,254	85,779	85,898

Average total shareholders' equity	2,493,096	2,458,067	2,410,761	2,488,938	2,509,439	2,475,678	2,582,257
Less: average goodwill and other intangibles, net of def. tax liability	(1,129,155)	(1,131,027)	(1,132,894)	(1,135,007)	(1,137,187)	(1,130,086)	(1,138,209)
Average tangible equity	$1,363,941	$1,327,040	$1,277,867	$1,353,931	$1,372,252	$1,345,592	$1,444,048

Return on average tangible equity (annualized) (2)	12.98%	12.72%	16.05%	15.39%	12.35%	12.86%	12.00%

Average tangible common equity	$1,219,457	$1,182,556	$1,133,383	$1,209,447	$1,227,768	$1,201,108	$1,299,564
Return on average tangible common equity (annualized) (2)	14.52%	14.28%	18.09%	17.23%	13.80%	14.40%	13.33%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$42,349	$39,810	$49,679	$50,502	$40,217	$82,158	$81,807
Plus: after-tax restructuring and merger-related expenses (1)	28	2,491	9	52	41	2,519	1,300
Plus: amortization of intangibles (1)	1,803	1,818	2,007	2,022	2,037	3,621	4,091
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	44,180	44,119	51,695	52,576	42,295	88,298	87,198

Average total shareholders' equity	2,493,096	2,458,067	2,410,761	2,488,938	2,509,439	2,475,678	2,582,257
Less: average goodwill and other intangibles, net of def. tax liability	(1,129,155)	(1,131,027)	(1,132,894)	(1,135,007)	(1,137,187)	(1,130,086)	(1,138,209)
Average tangible equity	$1,363,941	$1,327,040	$1,277,867	$1,353,931	$1,372,252	$1,345,592	$1,444,048

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	12.99%	13.48%	16.05%	15.41%	12.36%	13.23%	12.18%

Average tangible common equity	$1,219,457	$1,182,556	$1,133,383	$1,209,447	$1,227,768	$1,201,108	$1,299,564
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	14.53%	15.13%	18.10%	17.25%	13.82%	14.82%	13.53%

Confidential Draft

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2023	2023	2022	2022	2022	2023	2022

Efficiency ratio:
Non-interest expense	$96,437	$96,125	$90,455	$91,941	$87,019	$192,560	$174,569
Less: restructuring and merger-related expense	(35)	(3,153)	(11)	(66)	(52)	(3,188)	(1,646)
Non-interest expense excluding restructuring and merger-related expense	96,402	92,972	90,444	91,875	86,967	189,372	172,923

Net interest income on a fully taxable equivalent basis	122,822	125,605	131,164	125,808	113,479	248,427	222,343
Non-interest income	31,841	27,653	27,770	32,256	26,983	59,493	57,365
Net interest income on a fully taxable equivalent basis plus non-interest income	$154,663	$153,258	$158,934	$158,064	$140,462	$307,920	$279,708
Efficiency Ratio	62.33%	60.66%	56.91%	58.13%	61.91%	61.50%	61.82%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$42,349	$39,810	$49,679	$50,502	$40,217	$82,158	$81,807
Add: After-tax restructuring and merger-related expenses (1)	28	2,491	9	52	41	2,519	1,300
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$42,377	$42,301	$49,688	$50,554	$40,258	$84,677	$83,107

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$0.71	$0.67	$0.84	$0.85	$0.67	$1.38	$1.34
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	-	0.04	-	-	-	0.05	0.02
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$0.71	$0.71	$0.84	$0.85	$0.67	$1.43	$1.36

	Period End
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2023	2023	2022	2022	2022
Tangible book value per share:
Total shareholders' equity	$2,464,998	$2,475,457	$2,426,662	$2,395,652	$2,467,951
Less: goodwill and other intangible assets, net of def. tax liability	(1,128,371)	(1,130,172)	(1,131,990)	(1,133,998)	(1,136,020)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,192,143	1,200,801	1,150,188	1,117,170	1,187,447

Common shares outstanding	59,355,062	59,246,569	59,198,963	59,304,505	59,698,788

Tangible book value per share	$20.08	$20.27	$19.43	$18.84	$19.89

Tangible common equity to tangible assets:
Total shareholders' equity	$2,464,998	$2,475,457	$2,426,662	$2,395,652	$2,467,951
Less: goodwill and other intangible assets, net of def. tax liability	(1,128,371)	(1,130,172)	(1,131,990)	(1,133,998)	(1,136,020)
Tangible equity	1,336,627	1,345,285	1,294,672	1,261,654	1,331,931
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,192,143	1,200,801	1,150,188	1,117,170	1,187,447

Total assets	17,356,954	17,274,626	16,931,905	16,604,747	16,799,624
Less: goodwill and other intangible assets, net of def. tax liability	(1,128,371)	(1,130,172)	(1,131,990)	(1,133,998)	(1,136,020)
Tangible assets	$16,228,583	$16,144,454	$15,799,915	$15,470,749	$15,663,604

Tangible equity to tangible assets	8.24%	8.33%	8.19%	8.16%	8.50%

Tangible common equity to tangible assets	7.35%	7.44%	7.28%	7.22%	7.58%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

Confidential Draft

ADDITIONAL NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2023	2023	2022	2022	2022	2023	2022
Pre-tax, pre-provision income:
Income before provision for income taxes	$53,943	$52,283	$64,066	$65,351	$53,004	$106,226	$106,984
Add: provision for credit losses	3,028	3,577	3,123	(535)	(812)	6,605	(4,250)
Pre-tax, pre-provision income	$56,971	$55,860	$67,189	$64,816	$52,192	$112,831	$102,734

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$53,943	$52,283	$64,066	$65,351	$53,004	$106,226	$106,984
Add: provision for credit losses	3,028	3,577	3,123	(535)	(812)	6,605	(4,250)
Add: restructuring and merger-related expenses	35	3,153	11	66	52	3,188	1,646
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$57,006	$59,013	$67,200	$64,882	$52,244	$116,019	$104,380

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$53,943	$52,283	$64,066	$65,351	$53,004	$106,226	$106,984
Add: provision for credit losses	3,028	3,577	3,123	(535)	(812)	6,605	(4,250)
Add: restructuring and merger-related expenses	35	3,153	11	66	52	3,188	1,646
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	57,006	59,013	67,200	64,882	52,244	116,019	104,380

Average total assets	$17,294,346	$16,970,554	$16,685,930	$16,871,655	$16,971,452	$17,133,344	$16,981,958

Return on average assets, excluding certain items (annualized) (1) (2)	1.32%	1.41%	1.60%	1.53%	1.23%	1.37%	1.24%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$53,943	$52,283	$64,066	$65,351	$53,004	$106,226	$106,984
Add: provision for credit losses	3,028	3,577	3,123	(535)	(812)	6,605	(4,250)
Add: restructuring and merger-related expenses	35	3,153	11	66	52	3,188	1,646
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	57,006	59,013	67,200	64,882	52,244	116,019	104,380

Average total shareholders' equity	$2,493,096	$2,458,067	$2,410,761	$2,488,938	$2,509,439	$2,475,678	$2,582,257

Return on average equity, excluding certain items (annualized) (1) (2)	9.17%	9.74%	11.06%	10.34%	8.35%	9.45%	8.15%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$53,943	$52,283	$64,066	$65,351	$53,004	$106,226	$106,984
Add: provision for credit losses	3,028	3,577	3,123	(535)	(812)	6,605	(4,250)
Add: amortization of intangibles	2,282	2,301	2,541	2,560	2,579	4,583	5,178
Add: restructuring and merger-related expenses	35	3,153	11	66	52	3,188	1,646
Income before provision, restructuring and merger-related expenses and amortization of intangibles	59,288	61,314	69,741	67,442	54,823	120,602	109,558

Average total shareholders' equity	2,493,096	2,458,067	2,410,761	2,488,938	2,509,439	2,475,678	2,582,257
Less: average goodwill and other intangibles, net of def. tax liability	(1,129,155)	(1,131,027)	(1,132,894)	(1,135,007)	(1,137,187)	(1,130,086)	(1,138,209)
Average tangible equity	$1,363,941	$1,327,040	$1,277,867	$1,353,931	$1,372,252	$1,345,592	$1,444,048

Return on average tangible equity, excluding certain items (annualized) (1) (2)	17.44%	18.74%	21.65%	19.76%	16.02%	18.07%	15.30%

Average tangible common equity	$1,219,457	$1,182,556	$1,133,383	$1,209,447	$1,227,768	$1,201,108	$1,299,564
Return on average tangible common equity, excluding certain items (annualized) (1) (2)	19.50%	21.03%	24.41%	22.12%	17.91%	20.25%	17.00%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.